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                                   Exhibit 17

                               Form of Proxy Card

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                                    FORM OF
                EVERY POLICYOWNER'S INSTRUCTIONS ARE IMPORTANT!
                        PLEASE SIGN, DATE AND RETURN YOUR
                          VOTING INSTRUCTION FORM TODAY

                  Please detach at perforation before mailing.




VOTING INSTRUCTION FORM                                  VOTING INSTRUCTION FORM
                         AEGON/TRANSAMERICA SERIES TRUST
                                  JANUS GROWTH
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 18, 2006

[Insurance Company Name Drop In]
The undersigned hereby instructs the above referenced insurance company with full power of substitution, to vote as directed on the reverse side of this form all shares of the Janus Growth (the "Acquired Portfolio") which the undersigned is entitled to provide instructions for at the Special Meeting of Shareholders of AEGON/Transameric Series Trust to be held at the office of AEGON/Transamerica Series Trust, 570 Carillon Parkway, St. Petersburg, Florida 33716, on October 18, 2006 at _____________ (Eastern time) and at any adjournment(s) or postponements thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE ABOVE-REFERENCED INSURANCE COMPANY. This voting instruction form will be voted as instructed. IF NO SPECIFICATION IS MADE, THE VOTING INSTRUCTION FORM WILL BE VOTED "FOR" PROPOSAL 1.

                           VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192
                              999 9999 9999 999















                 EVERY POLICYOWNER'S INSTRUCTIONS ARE IMPORTANT!
                        PLEASE SIGN, DATE AND RETURN YOUR
                          VOTING INSTRUCTION FORM TODAY

















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                  Please detach at perforation before mailing.






THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

MARK THE BLOCKS BELOW IN BLUE OR BLACK INK.  EXAMPLE:

1. To approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Janus Growth (the "Acquired Portfolio") by Transamerica Equity (the "Acquiring Portfolio"), a series of AEGON/Transamerica Series Trust, solely in exchange for the shares of the Acquiring Portfolio, followed by the complete liquidation of the Acquired Portfolio.






                                                                       JAN_16728

         PLEASE INSTRUCT, DATE AND SIGN THIS VOTING INSTRUCTION FORM AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.